                                                                     EXHIBIT 8.1


February 22, 2005                                   Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441


                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
Volkswagen Auto Lease Underwritten Funding, LLC           www.mayerbrownrowe.com
3800 Hamlin Road
Auburn Hills, Michigan 48326

Re: Volkswagen Auto Lease Trust 2005-A
    Registration Statement on Form S-1
    Registration No. 333-121824

Ladies and Gentlemen:

      We have acted as special tax counsel to Volkswagen Auto Lease Underwritten Funding, LLC (the "Transferor") and VW Credit, Inc. ("VW Credit") in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-121824), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain series of Auto Lease Asset Backed Notes (the "Notes") issued by Volkswagen Auto Lease Trust 2005-A (the "Issuer") pursuant to an Indenture (the "Indenture") between the Issuer and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"). The Notes are being offered pursuant to a prospectus (the "Prospectus"). Capitalized terms used herein without definition herein have the meanings set forth in Appendix A to the Indenture.

         We hereby confirm that the statements set forth in the Prospectus forming part of the Registration Statement under the headings "Summary -- Tax Status" and "Certain Material Federal Income Tax Consequences", which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to federal tax matters, are correct in all material respects, and we hereby confirm and adopt the opinions set forth therein.

      The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In

    Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington, D.C. Independent Mexico City
            Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

   Mayer, Brown, Rowe & Maw LLP is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

Volkswagen Auto Lease Underwritten
Funding, LLC
February 22, 2005
Page 2


addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                                         Respectfully submitted,


                                         /s/ MAYER, BROWN, ROWE & MAW LLP